SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 13, 2005

Date of Report (Date of earliest event reported)

WESTCOAST HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	001-13957 (Commission file number)	91-1032187 (I.R.S. Employer Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 13, 2005 the Board of Directors of WestCoast Hospitality Corporation (the “Company”) approved changes in director compensation that will take effect immediately after the annual meeting of shareholders of the Company scheduled for May 19, 2005 (the “Meeting”). These arrangements for director compensation supersede those described in the proxy statement for the Meeting.

Following the Meeting, the annual fee for non-management directors will be $30,000. The annual fee for the Chairman of the Board will be $60,000, and the Company will provide office space to the Chairman. In addition, the chair of the Audit Committee will receive an additional annual fee of $10,000, and the chairs of each of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional annual fee of $5,000. All members of the Audit Committee will receive an additional $5,000 annual fee. All annual fees described above will be paid to directors in quarterly installments.

In addition to annual fees, each non-management director will receive, effective on the date of the Meeting, a one-time grant of an immediately exercisable option to purchase Company common stock at $0.01 per share. The number of shares subject to each option will be determined by dividing $20,000 by the public closing price of the Company’s common stock on May 18, 2005. Each new non-management director will receive, effective on the date of the Company’s annual meeting of shareholders at which the director is elected (or next following the director’s election, if the director is not elected at an annual meeting), a one-time grant of an immediately exercisable option to purchase Company common stock at $0.01 per share. The number of shares subject to the option will be determined by dividing $20,000 by the public closing price of the Company’s common stock on the day before the annual meeting. Effective on the date of each annual meeting of shareholders following the Meeting, each non-management director (other than a director elected for the first time at that meeting) will receive a grant of an immediately exercisable option to purchase Company common stock at a $0.01 per share. The number of shares subject to the option will be determined by dividing $12,500 by the public closing price of the Company’s common stock on the day before the annual meeting (if the director was first elected after the preceding annual meeting, the number of shares will be prorated based on the portion of the period between the annual meetings that he or she served as a director). All grants of options to directors will be made pursuant to the terms and conditions of the Company’s 1998 Stock Incentive Plan. If not sooner exercised, each option granted to a director will expire one following after the date the option is granted. Directors will be expected to hold any stock they receive upon exercise of options for at least one year after exercise.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCOAST HOSPITALITY CORPORATION
Dated: May 13, 2005	By:	/s/ Thomas L. McKeirnan
Senior Vice President,
General Counsel and Secretary